UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015 (January 26, 2015)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Change in Control Agreements.

On January 26, 2015, Bill Barrett Corporation (the “Company”) entered into Amended and Restated Change in Control Severance Protection Agreements (the “Amended Agreements”) with certain executives of the Company, including R. Scot Woodall, Robert W. Howard, Larry A. Parnell and Kenneth A. Wonstolen. The Amended Agreements have an effective date of January 1, 2015. The Amended Agreements supersede the executives’ prior Change in Control Severance Protection Agreements (the “Prior Agreements”), which were entered into on April 9, 2007 with respect to Mr. Woodall, March 30, 2007 with respect to Mr. Howard, August 23, 2010 with respect to Mr. Parnell, and August 5, 2013 with respect to Mr. Wonstolen. Each of the Amended Agreements has a term of five years following the effective date of the agreement.

The purposes of the amendments are to, among other things: (1) replace all existing change in control agreements with the Company’s executives, (2) eliminate the excise tax gross up provisions in the Prior Agreements, (3) generally replace the “single trigger” provision with respect to equity award vesting in the Prior Agreements with a “double trigger” provision, and (4) continue to condition receipt of such severance benefits upon execution of a release and confidentiality agreement.

Under the Amended Agreements, the relevant executives will receive severance if, in connection with a Change in Control, the executive’s employment is terminated without Cause or the executive resigns for Good Reason (as each of those terms is defined in the Amended Agreement). Upon a qualifying termination in connection with a Change in Control, Messrs. Woodall, Howard, Parnell and Wonstolen would receive an amount equal to 3.0x the sum of such executive’s Annual Compensation Amount (as defined in the Amended Agreement and which generally includes the sum of the individual’s base salary and the greater of his target or average annual bonuses), payment of the executive’s current year cash bonus calculated pursuant to the terms of the Amended Agreement, and certain insurance and retirement benefits. In addition, upon such a qualifying termination any outstanding unvested equity awards held by the executive will generally vest (except that the vesting of awards subject to criteria based on the Company’s stock price performance will be based on performance through the date of the Change in Control).

The description above does not purport to be complete and is subject to, and qualified in its entirety by reference to the terms of the Amended Agreements, a form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Amended and Restated Change in Control Severance Protection Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2015	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President—General Counsel; and
Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of Amended and Restated Change in Control Severance Protection Agreement